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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                 Date of Report:
                                DECEMBER 31, 1998
                        (Date of Earliest Event Reported)



                                   CYRK, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         0-21878                                         04-3081657
(Commission File Number)                    (I.R.S. Employer Identification No.)



                        3 POND ROAD, GLOUCESTER, MA 01930
                    (Address of Principal Executive Offices)
                                   (Zip Code)



                                 (978) 283-5800
              (Registrant's Telephone Number, Including Area Code)


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Item 5: OTHER ITEMS.

           On December 31, 1998, Cyrk, Inc. ("Cyrk" or the "Company") issued a press release that announced Patrick D. Brady had been named chief executive officer of Cyrk, as part of the Company's strategic reorganization. Brady said that he will announce additional organizational changes within the next several weeks. Brady will retain his current duties as Cyrk's president and chief operating officer. Cyrk initiated a major restructuring in February of 1998, focusing its efforts in the promotional marketing area and shedding non-performing units in other industries.

           Gregory P. Shlopak resigned from the Company effective December 31, 1998 to become co-chairman of Equity Enterprises, Inc., a New York city-based firm which holds controlling and other interests in companies in various industries. Equity Enterprises' co-chairman Louis Marx, Jr. resigned as a director of Cyrk effective December 31, 1998. Mr. Shlopak will continue as a director of Cyrk and provide consulting services to the Company.

           The Company entered into an agreement with Mr. Shlopak, attached hereto as EXHIBIT 10.1, for which it will record a $2,300,000 non-recurring, pre-tax charge in the fourth quarter of 1998. The agreement provides for payments and benefits to Mr. Shlopak payable over a three year period, and includes a non compete covenant for two years.

           In addition, Cyrk, Inc. files herewith as EXHIBIT 99.1 its Amended Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995 which amends and supersedes its Amended Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995 filed as EXHIBIT 99.3 with its Form 10-K, dated March 30, 1998.

Item 7: FINANCIAL STATEMENTS AND EXHIBITS

        (c)   Exhibits

              EXHIBIT 10.1   Severance Agreement between Cyrk, Inc. and Gregory

                             Shlopak.

              EXHIBIT 99.1 Amended Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.


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Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CYRK, INC.

                                   By: /s/ Dominic F. Mammola
                                       -----------------------
                                       Dominic F. Mammola
Date: January 20, 1999                Chief Financial Officer